Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Federated Core Trust II, L.P.:

In planning and performing our
 audit of the financial
statements of Market Plus
Core Fund (one
of the portfolios constituting
Federated Core Trust II, L.P.)
 (the "Fund") as of and for
the year
ended December 31, 2009, in
 accordance with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered the Fund's internal
control over financial
reporting, including controls
over safeguarding securities,
as a basis for designing our
auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form
N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we express
 no
such opinion.

The management of the Fund is
responsible for establishing
and
maintaining effective internal
control over financial
reporting.
  In fulfilling this
responsibility, estimates
and judgments by
management are required to
assess the expected benefits
and related costs of controls.
A
company's internal control
over financial reporting is
 a process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the preparation
of financial
statements for external
purposes in accordance with
generally accepted
 accounting principles. A
company's internal
control
over financial reporting
includes those policies and
 procedures that (1)
pertain to the maintenance
 of records that, in reasonable
detail, accurately and fairly
reflect the
transactions and dispositions
of the assets of the company;
(2) provide reasonable assurance
that
transactions are recorded as
necessary to permit preparation
 of financial statements in accordance
with generally accepted
accounting principles, and
 that receipts and expenditures
of the company
are being made only in
accordance with authorizations
of management and directors of
 the
company; and (3) provide
reasonable assurance regarding
prevention or timely detection
of
unauthorized acquisition,
 use or disposition of a
company's assets that could
have a material
effect on the financial
statements.

Because of its inherent
limitations, internal
 control over financial reporting
 may not prevent or
detect misstatements. Also,
 projections of any evaluation
of
 effectiveness to future periods
are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that
the degree of compliance with the
polices or procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
 or employees, in the normal
course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement
of the company's annual or interim
financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in
internal control that might
be material weaknesses under
standards established by the
Public
Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in
the Fund's internal control over
 financial reporting and its
operation, including controls
over
safeguarding securities that we
consider to be a material
weakness
as defined above as of
December 31, 2009.

This report is intended solely
for the information and use of
management and the Board of
Trustees of the Fund and the
Securities and Exchange
Commission and is not intended
to be and
should not be used by anyone
other than these specified parties.



ERNST & YOUNG LLP


Boston, Massachusetts
February 22, 2010